Exhibit (h)(156)

May 31, 2022

Jesper Nergaard

Janus Henderson Investors US LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Nergaard:

Please be advised of the following:

•

The Trustees of Janus Investment Fund (“JIF”) approved a plan to liquidate and terminate Janus Henderson Emerging Markets Managed Volatility Fund, Janus Henderson Global Income Managed Volatility Fund, and Janus International Managed Volatility Fund effective on or about May 20, 2022.

•

Below is a revised Schedule A to the Administration Agreement dated June 23, 2011, as may be further amended from time to time (the “Agreement”), between the Trust and Janus Henderson Investors US LLC (the “Adviser”).

Pursuant to Section 5 of the Agreement, the Trust hereby requests that the Adviser acknowledge its acceptance of the terms contained in the revised Schedule.

Please indicate your acceptance of the foregoing by executing this letter agreement.

Janus Investment Fund

By:	/s/ Abigail Murray
Abigail Murray
Vice President, Secretary, and Chief Legal Officer of the Trust

Janus Henderson Investors US LLC

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President and, Head of US Fund Administration of the Adviser

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com

Schedule A

Janus Investment Fund

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Opportunities Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short Duration Flexible Bond Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Venture Fund

Janus Henderson Investors 151 Detroit St, Denver, CO 80206 T +1(800) 525 3713 F +1(877) 319 3852 W janushenderson.com